Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 1 to Registration Statement No. 333-204975 on Form S-1 of our report dated April 17, 2015 (except for Note 15, as to which the date is July 6, 2015) relating to the consolidated financial statements of Ooma, Inc. and its subsidiary appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading “Experts” in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

San Jose, California

July 6, 2015